EXHIBIT 99.1

[Kindred logo appears here]

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE FIRST QUARTER RESULTS

EXCEED COMPANY’S GUIDANCE

Company Reports $0.39 per Diluted Share from Continuing Operations Compared to Previous EPS Guidance Range of $0.22 to $0.27

Company Raises 2008 EPS Range to $1.40 to $1.50 from $1.25 to $1.35

Company Provides Second Quarter 2008 EPS Guidance of $0.29 to $0.34

LOUISVILLE, Ky. (May 5, 2008) – Kindred Healthcare, Inc. (the “Company”) (NYSE:KND) today announced its operating results for the first quarter ended March 31, 2008. All financial and statistical information included in this press release reflects the continuing operations of the Company’s businesses for all periods presented unless otherwise indicated.

First Quarter Highlights:

•	Consolidated revenues exceeded $1 billion
—	Excluding the institutional pharmacy business that was spun off in July 2007, revenues grew 9% compared to the first quarter of 2007

•	Diluted earnings per share reported at $0.39
—	Higher than expected performance was driven by strong results in all three operating divisions
—	The Company’s first quarter EPS guidance range was $0.22 to $0.27

•	Strong hospital admissions growth
—	Reported hospital admissions grew 9% compared to last year’s first quarter
—	Same-store aggregate admissions grew 5%
—	Same-store non-government admissions grew 18%

•	Continued improvement in nursing center results
—	First quarter operating income was up 20% compared to last year’s first quarter
—	Revenue quality mix improved to 58.3% from 56.0% in the first quarter of 2007

•	Continued revenue and contract growth in Peoplefirst rehabilitation services
—	Quarterly revenues exceeded $100 million for the first time
—	First quarter operating income was up 14% compared to last year’s first quarter

First Quarter Results

Continuing Operations

Consolidated revenues for the first quarter ended March 31, 2008 totaled $1.1 billion, a decline of 4% from last year’s first quarter. The decline was primarily attributable to the July 2007 spin-off of the Company’s institutional pharmacy business (the “Spin-off”). Excluding the institutional pharmacy business, revenues rose approximately 9% in the first quarter of 2008 compared to the same period in 2007. Net income from continuing operations for the first quarter of 2008 totaled $15.0 million or $0.39 per diluted share compared to $16.5 million or $0.41 per diluted share in the first quarter last year. For accounting purposes, the Spin-off was not treated as a discontinued operation. Accordingly, the Company’s historical consolidated results of operations have not been retroactively restated to reflect the Spin-off.

Operating results for the first quarter of 2007 included certain items that, in the aggregate, reduced net income by approximately $2.5 million or $0.06 per diluted share.

Discontinued Operations

During the past few years, the Company has entered into transactions related to the divestiture of unprofitable businesses. For accounting purposes, the historical operating results of these businesses and losses associated with these operations have been classified as discontinued operations in the Company’s consolidated statement of operations for all historical periods.

For the first quarter of 2008, the Company reported a net loss from discontinued operations totaling $0.3 million or $0.01 per diluted share compared to a net loss of $1.4 million or $0.03 per diluted share in the first quarter of 2007.

The Company also reported a $7.3 million net loss related to divestiture transactions that were completed in the first quarter of 2007.

Other Quarterly Information

During the first quarter of 2008, the Company received a distribution of approximately $39 million from its limited purpose insurance subsidiary to be used for general corporate purposes. The distribution resulted primarily from the insurance subsidiary’s improved professional liability underwriting results. These funds were used to repay borrowings under the Company’s revolving credit facility.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are off to a good start in 2008 based upon solid operating performance in the first quarter. All three of our operating divisions performed well, with higher than expected performance for the quarter driven by particularly strong results in February and March.”

Commenting on the Company’s first quarter operations, Mr. Diaz noted, “Our hospital revenue growth of 6% was driven primarily by overall admissions growth of 9% in the first quarter of 2008 compared to the same period a year ago. On a same-store basis, hospital admissions grew an impressive 5%. Our nursing center quality and customer service improvements contributed to higher occupancy levels and strong operating results, with revenues increasing 10% and operating income increasing 20%

compared to last year’s first quarter. We also reported strong growth in Peoplefirst rehabilitation services. Revenues for the quarter exceeded $100 million for the first time and grew 25% from last year, while operating income rose 14%.”

With respect to the Company’s ongoing development activities, Mr. Diaz remarked, “We are continuing to develop seven additional hospitals that will open over the next couple of years, and we are reviewing other opportunities to acquire nursing centers in strategic markets. We also are continuing to make progress toward the divestiture of the 22 facilities we acquired from Ventas, Inc. (“Ventas”) (NYSE:VTR) in 2007. As of March 31, 2008, we had sold 16 of these facilities for $73 million and are confident that we will meet our expected aggregate sales proceeds target of $80 million to $90 million for all 22 facilities.”

2008 Earnings Guidance – Continuing Operations

The Company raised its 2008 earnings guidance for continuing operations. The Company expects consolidated revenues for 2008 to approximate $4.2 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rents, is expected to range from $571 million to $578 million. Rent expense is expected to approximate $345 million, while depreciation, amortization and net interest expense are expected to approximate $132 million. Net income from continuing operations for 2008 is expected to approximate $55 million to $59 million or $1.40 to $1.50 per diluted share (based upon diluted shares of 39 million).

The Company also provided its earnings outlook for the second quarter of 2008, estimating net income from continuing operations to range from $11 million to $13 million or $0.29 to $0.34 per diluted share (based upon diluted shares of 39 million).

The Company indicated that the earnings guidance reflects (a) the final rule issued by the Centers for Medicare and Medicaid Services (“CMS”) on May 2, 2008 related to payment rates for long-term acute care (“LTAC”) hospitals, (b) interim final regulations issued by CMS on May 1, 2008 related to the implementation of the Medicare, Medicaid and SCHIP Extension Act of 2007, (c) a proposed rule issued by CMS on April 14, 2008 related to the re-weighting of payments under the prospective payment system for LTAC hospitals and (d) a proposed rule issued by CMS on May 1, 2008 related to changes in Medicare payments to nursing centers. The Company also indicated that the earnings guidance does not reflect any material acquisitions or divestitures and does not take into account any repurchases of common stock.

Mr. Diaz noted, “We look forward to continued progress in each of our operating divisions as we focus on the execution of our strategic operating plan. As in the past, high satisfaction levels from our patients, residents, customers, employees and physicians will continue to drive our operating results and business success.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the first quarter 2008 conference call through a link on Kindred’s website at www.kindredhealthcare.com or at www.earnings.com. The conference call will be held May 6, 2008 at 10:00 a.m. Eastern Time.

A telephone replay of the conference call will be available at approximately 12:00 p.m. on May 6 by dialing (719) 457-0820, access code: 1461642. The replay will be available through May 13.

Investor Day

As previously announced, the Company will host its first annual Investor Day on Wednesday, May 7 in New York City. The event will be webcast live beginning at 10:00 a.m. (Eastern Time) and conclude at approximately 1:00 p.m.

The webcast of this presentation may be accessed via the Company’s website at www.kindredhealthcare.com or at www.earnings.com.

Any written materials accompanying the Investor Day presentation will be available on Kindred’s website at the time of the presentation and the webcast and written materials will be archived at www.kindredhealthcare.com following the event.

Investors interested in attending the event should contact Ms. Teresa Kappner by email: teresa.kappner@kindredhealthcare.com or phone: (502) 596-7276.

Forward Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements regarding the Company’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from the Company’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which the Company is unable to predict or control, that may cause the Company’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in the Company’s filings with the Securities and Exchange Commission.

In addition to the factors set forth above, other factors that may affect the Company’s plans or results include, without limitation, (a) the Company’s ability to operate pursuant to the terms of its debt obligations and its master leases with Ventas; (b) the Company’s ability to meet its rental and debt service obligations; (c) adverse developments with respect to the Company’s results of operations or liquidity; (d) the Company’s ability to attract and retain key executives and other healthcare personnel; (e) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel; (f) the effects of healthcare reform and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry; (g) changes in the reimbursement rates or the methods or timing of payment from third party payors, including the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for the Company’s nursing centers; (h) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007, including the ability of the Company’s hospitals to adjust to potential LTAC certification and the three-year moratorium on future hospital development; (i) national and regional economic conditions, including their effect on the availability and cost of labor, materials and other services; (j) the Company’s ability to control costs, particularly labor and employee benefit costs; (k) the Company’s ability to successfully pursue its development activities and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations; (l) the increase in the costs of defending and insuring against alleged professional liability claims and the Company’s ability to predict the estimated costs related to such claims; (m) the Company’s ability to successfully reduce (by divestiture of operations or otherwise) its exposure to professional liability claims; (n) the Company’s ability to successfully dispose of unprofitable facilities, and (o) the Company’s ability to maintain an effective system of internal controls over financial reporting. Many of these factors are beyond the Company’s control. The Company cautions investors that any forward-looking statements made by the Company are not guarantees of future performance. The Company disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

As noted above, the Company’s earnings guidance includes the financial measure referred to as operating income. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that net income from continuing operations is the most comparable measure, in relation to generally accepted accounting principles, to operating income. Readers of the Company’s financial information should consider net income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon generally accepted accounting principles as an indicator of operating performance. A reconciliation of the estimated operating income to net income from continuing operations provided in the Company’s earnings guidance is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc. (NYSE:KND) is a healthcare services company, based in Louisville, Kentucky, with annual revenues of over $4 billion. At March 31, 2008, Kindred through its subsidiaries provided healthcare services in 646 locations in 40 states, including 84 long-term acute care hospitals, 228 skilled nursing centers and a contract rehabilitation services business, Peoplefirst rehabilitation services, which served 334 non-affiliated facilities. Kindred’s 52,900 employees are committed to providing high quality patient care and outstanding customer service to become the most trusted and respected provider of healthcare services in every community we serve. For more information, go to www.kindredhealthcare.com.

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2008	2007

Revenues	$1,059,761	$1,108,989

Income from continuing operations	$15,021	$16,525
Discontinued operations, net of income taxes:
Loss from operations	(331)	(1,426)
Loss on divestiture of operations	—	(7,266)

Net income	$14,690	$7,833

Earnings per common share:
Basic:
Income from continuing operations	$0.40	$0.42
Discontinued operations:
Loss from operations	(0.01)	(0.03)
Loss on divestiture of operations	—	(0.19)

Net income	$0.39	$0.20

Diluted:
Income from continuing operations	$0.39	$0.41
Discontinued operations:
Loss from operations	(0.01)	(0.03)
Loss on divestiture of operations	—	(0.18)

Net income	$0.38	$0.20

Shares used in computing earnings per common share:
Basic	37,444	39,212
Diluted	38,618	39,997

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended March 31,
	2008	2007

Revenues	$1,059,761	$1,108,989

Salaries, wages and benefits	608,901	603,552
Supplies	79,962	181,635
Rent	86,126	84,672
Other operating expenses	230,700	182,434
Other income	(4,717)	—
Depreciation and amortization	31,405	28,202
Interest expense	4,921	3,595
Investment income	(3,268)	(3,833)

	1,034,030	1,080,257

Income from continuing operations before income taxes	25,731	28,732
Provision for income taxes	10,710	12,207

Income from continuing operations	15,021	16,525
Discontinued operations, net of income taxes:
Loss from operations	(331)	(1,426)
Loss on divestiture of operations	—	(7,266)

Net income	$14,690	$7,833

Earnings per common share:
Basic:
Income from continuing operations	$0.40	$0.42
Discontinued operations:
Loss from operations	(0.01)	(0.03)
Loss on divestiture of operations	—	(0.19)

Net income	$0.39	$0.20

Diluted:
Income from continuing operations	$0.39	$0.41
Discontinued operations:
Loss from operations	(0.01)	(0.03)
Loss on divestiture of operations	—	(0.18)

Net income	$0.38	$0.20

Shares used in computing earnings per common share:
Basic	37,444	39,212
Diluted	38,618	39,997

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	March 31,	December 31,
	2008	2007
ASSETS
Current assets:
Cash and cash equivalents	$16,892	$32,877
Cash - restricted	5,098	5,360
Insurance subsidiary investments	181,511	231,693
Accounts receivable less allowance for loss	690,893	598,108
Inventories	22,113	22,035
Deferred tax assets	61,051	59,936
Income taxes	1,652	43,128
Other	28,966	20,510

	1,008,176	1,013,647

Property and equipment	1,248,900	1,226,111
Accumulated depreciation	(571,605)	(542,773)

	677,295	683,338

Goodwill	71,257	69,100
Intangible assets less accumulated amortization	80,295	79,956
Assets held for sale	10,532	15,837
Insurance subsidiary investments	55,147	49,166
Deferred tax assets	118,565	113,854
Other	51,943	54,654

	$2,073,210	$2,079,552

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$170,396	$180,367
Salaries, wages and other compensation	262,991	261,608
Due to third party payors	38,489	41,980
Professional liability risks	60,929	64,740
Other accrued liabilities	75,400	80,663
Long-term debt and capital lease obligation due within one year	431	584

	608,636	629,942

Long-term debt	256,594	275,814
Capital lease obligation	15,639	15,760
Professional liability risks	198,854	186,652
Deferred credits and other liabilities	112,552	109,260

Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 38,511 shares - March 31, 2008 and 38,339 shares - December 31, 2007	9,628	9,585
Capital in excess of par value	795,180	790,367
Accumulated other comprehensive income	533	1,250
Retained earnings	75,594	60,922

	880,935	862,124

	$2,073,210	$2,079,552

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended March 31,
	2008	2007

Cash flows from operating activities:
Net income	$14,690	$7,833
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization	31,405	29,421
Amortization of stock-based compensation costs	3,769	3,580
Provision for doubtful accounts	8,372	7,195
Deferred income taxes	(4,718)	(5,431)
Loss on divestiture of discontinued operations	—	7,266
Other	(576)	(652)
Change in operating assets and liabilities:
Accounts receivable	(102,143)	(47,192)
Inventories and other assets	(7,172)	(5,718)
Accounts payable	352	(11,091)
Income taxes	41,596	16,187
Due to third party payors	(3,491)	(2,182)
Other accrued liabilities	8,122	8,042

Net cash provided by (used in) operating activities	(9,794)	7,258

Cash flows from investing activities:
Purchase of property and equipment	(24,940)	(34,022)
Acquisitions	(2,080)	(39,642)
Sale of assets	6,479	77,166
Purchase of insurance subsidiary investments	(35,233)	(50,678)
Sale of insurance subsidiary investments	38,899	51,487
Net change in insurance subsidiary cash and cash equivalents	39,953	24,993
Other	1,094	(7,114)

Net cash provided by investing activities	24,172	22,190

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	375,000	436,800
Repayment of borrowings under revolving credit	(394,200)	(453,400)
Repayment of long-term debt	(294)	(17)
Payment of deferred financing costs	(131)	(71)
Issuance of common stock	722	870
Other	(11,460)	(14,724)

Net cash used in financing activities	(30,363)	(30,542)

Change in cash and cash equivalents	(15,985)	(1,094)
Cash and cash equivalents at beginning of period	32,877	20,857

Cash and cash equivalents at end of period	$16,892	$19,763

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

						First Quarter 2008
	2007 Quarters
	First	Second	Third	Fourth	Year

Revenues	$1,108,989	$1,096,245	$1,009,459	$1,005,573	$4,220,266	$1,059,761

Salaries, wages and benefits	603,552	603,047	599,049	581,054	2,386,702	608,901
Supplies	181,635	181,121	109,900	78,331	550,987	79,962
Rent	84,672	88,273	88,085	86,530	347,560	86,126
Other operating expenses	182,434	177,587	194,049	199,971	754,041	230,700
Other income	—	—	(3,201)	(4,500)	(7,701)	(4,717)
Depreciation and amortization	28,202	30,388	30,916	32,261	121,767	31,405
Interest expense	3,595	2,692	5,014	5,743	17,044	4,921
Investment income	(3,833)	(3,617)	(3,785)	(4,920)	(16,155)	(3,268)

	1,080,257	1,079,491	1,020,027	974,470	4,154,245	1,034,030

Income (loss) from continuing operations before income taxes	28,732	16,754	(10,568)	31,103	66,021	25,731
Provision (benefit) for income taxes	12,207	7,111	(1,510)	13,493	31,301	10,710

Income (loss) from continuing operations	16,525	9,643	(9,058)	17,610	34,720	15,021
Discontinued operations, net of income taxes:
Loss from operations	(1,426)	(1,874)	(4)	(1,265)	(4,569)	(331)
Loss on divestiture of operations	(7,266)	(69,702)	—	(53)	(77,021)	—

Net income (loss)	$7,833	$(61,933)	$(9,062)	$16,292	$(46,870)	$14,690

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.42	$0.24	$(0.23)	$0.47	$0.90	$0.40
Discontinued operations:
Loss from operations	(0.03)	(0.05)	—	(0.03)	(0.12)	(0.01)
Loss on divestiture of operations	(0.19)	(1.76)	—	—	(1.99)	—

Net income (loss)	$0.20	$(1.57)	$(0.23)	$0.44	$(1.21)	$0.39

Diluted:
Income (loss) from continuing operations	$0.41	$0.24	$(0.23)	$0.46	$0.87	$0.39
Discontinued operations:
Loss from operations	(0.03)	(0.05)	—	(0.03)	(0.11)	(0.01)
Loss on divestiture of operations	(0.18)	(1.71)	—	—	(1.93)	—

Net income (loss)	$0.20	$(1.52)	$(0.23)	$0.43	$(1.17)	$0.38

Shares used in computing earnings (loss) per common share:
Basic	39,212	39,591	39,013	37,365	38,791	37,444
Diluted	39,997	40,645	39,013	38,366	39,983	38,618

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2007 Quarters				Year	First Quarter 2008
	First	Second	Third	Fourth
Revenues:
Hospital division	$459,806	$437,473	$427,199	$447,794	$1,772,272	$488,244
Health services division	485,635	496,399	508,191	524,561	2,014,786	534,793
Rehabilitation division	83,756	85,288	88,284	95,069	352,397	104,499
Pharmacy division	174,704	173,407	58,000	—	406,111	—

	1,203,901	1,192,567	1,081,674	1,067,424	4,545,566	1,127,536
Eliminations:
Rehabilitation	(58,917)	(59,251)	(59,721)	(61,851)	(239,740)	(67,775)
Pharmacy	(35,995)	(37,071)	(12,494)	—	(85,560)	—

	(94,912)	(96,322)	(72,215)	(61,851)	(325,300)	(67,775)

	$1,108,989	$1,096,245	$1,009,459	$1,005,573	$4,220,266	$1,059,761

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$99,748	$85,696	$82,566	$94,189	$362,199	$95,663	(a)
Health services division	61,669	71,953	75,166	87,961	296,749	74,200	(a)
Rehabilitation division	10,044	9,097	8,309	7,076	34,526	11,486	(a)
Pharmacy division	9,243	7,883	431	—	17,557	—
Corporate:
Overhead	(37,794)	(38,506)	(54,954)	(36,463)	(167,717)	(34,931	)(a)
Insurance subsidiary	(1,542)	(1,633)	(1,856)	(2,046)	(7,077)	(1,503)

	(39,336)	(40,139)	(56,810)	(38,509)	(174,794)	(36,434)

Operating income	141,368	134,490	109,662	150,717	536,237	144,915
Rent	(84,672)	(88,273)	(88,085)	(86,530)	(347,560)	(86,126)
Depreciation and amortization	(28,202)	(30,388)	(30,916)	(32,261)	(121,767)	(31,405)
Interest, net	238	925	(1,229)	(823)	(889)	(1,653)

Income (loss) from continuing operations before income taxes	28,732	16,754	(10,568)	31,103	66,021	25,731
Provision (benefit) for income taxes	12,207	7,111	(1,510)	13,493	31,301	10,710

	$16,525	$9,643	$(9,058)	$17,610	$34,720	$15,021

(a)	Beginning January 1, 2008, certain incentive compensation costs were charged to the operating divisions that had previously been classified as corporate overhead. These charges approximated $1.6 million for the hospital division, $1.2 million for the health services division and $0.4 million for the rehabilitation division in the first quarter of 2008. Segment operating results for prior periods were not restated to reflect this reclassification.

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

(In thousands)

	2007 Quarters				Year	First Quarter 2008
	First	Second	Third	Fourth
Rent:
Hospital division	$34,648	$36,129	$36,001	$36,940	$143,718	$36,853
Health services division	47,239	48,985	50,078	48,245	194,547	47,883
Rehabilitation division	1,069	1,133	1,180	1,259	4,641	1,358
Pharmacy division	1,642	1,943	740	—	4,325	—
Corporate	74	83	86	86	329	32

	$84,672	$88,273	$88,085	$86,530	$347,560	$86,126

Depreciation and amortization:
Hospital division	$9,083	$10,027	$11,156	$12,038	$42,304	$11,653
Health services division	10,981	11,825	13,284	14,572	50,662	14,389
Rehabilitation division	236	273	284	383	1,176	387
Pharmacy division	2,816	2,760	934	—	6,510	—
Corporate	5,086	5,503	5,258	5,268	21,115	4,976

	$28,202	$30,388	$30,916	$32,261	$121,767	$31,405

Capital expenditures, excluding acquisitions (including discontinued operations):
Hospital division	$20,765	$25,909	$23,505	$24,905	$95,084	$13,556
Health services division	6,696	10,460	13,908	15,876	46,940	7,135
Rehabilitation division	118	253	385	1,281	2,037	282
Pharmacy division	1,712	1,613	790	—	4,115	—
Corporate:
Information systems	4,457	5,765	4,668	9,541	24,431	3,832
Other	274	734	11,000	1,873	13,881	135

	$34,022	$44,734	$54,256	$53,476	$186,488	$24,940

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters				Year	First Quarter 2008
	First	Second	Third	Fourth
Hospital data:
End of period data:
Number of hospitals	81	81	83	84		84
Number of licensed beds	6,319	6,378	6,495	6,567		6,567

Revenue mix %:
Medicare	60	58	56	57	58	57
Medicaid	10	10	11	11	10	9
Medicare Advantage	n/a	4	6	7	4	8
Commercial insurance and other	30	28	27	25	28	26

Admissions:
Medicare	7,745	7,160	6,884	7,473	29,262	8,227
Medicaid	1,067	1,021	1,115	1,072	4,275	1,053
Medicare Advantage	n/a	391	600	696	1,687	912
Commercial insurance and other	2,278	1,858	1,730	1,786	7,652	1,911

	11,090	10,430	10,329	11,027	42,876	12,103

Admissions mix %:
Medicare	70	69	67	68	68	68
Medicaid	10	10	11	10	10	9
Medicare Advantage	n/a	3	6	6	4	7
Commercial insurance and other	20	18	16	16	18	16

Patient days:
Medicare	213,622	205,545	196,927	207,733	823,827	224,332
Medicaid	53,346	52,286	52,548	54,995	213,175	53,148
Medicare Advantage	n/a	14,013	18,612	22,583	55,208	28,712
Commercial insurance and other	83,292	71,928	66,602	68,169	289,991	69,702

	350,260	343,772	334,689	353,480	1,382,201	375,894

Average length of stay:
Medicare	27.6	28.7	28.6	27.8	28.2	27.3
Medicaid	50.0	51.2	47.1	51.3	49.9	50.5
Medicare Advantage	n/a	35.8	31.0	32.4	32.7	31.5
Commercial insurance and other	36.6	38.7	38.5	38.2	37.9	36.5
Weighted average	31.6	33.0	32.4	32.1	32.2	31.1

Revenues per admission:
Medicare	$35,532	$35,373	$34,837	$34,468	$35,058	$33,705
Medicaid	42,911	44,265	40,719	44,689	43,109	42,757
Medicare Advantage	n/a	49,038	41,075	41,527	43,107	41,966
Commercial insurance and other	60,940	64,495	67,824	63,497	63,956	66,802
Weighted average	41,461	41,944	41,359	40,609	41,335	40,341

Revenues per patient day:
Medicare	$1,288	$1,232	$1,218	$1,240	$1,245	$1,236
Medicaid	858	864	864	871	865	847
Medicare Advantage	n/a	1,368	1,324	1,280	1,317	1,333
Commercial insurance and other	1,667	1,666	1,762	1,664	1,688	1,832
Weighted average	1,313	1,272	1,277	1,267	1,282	1,299

Medicare case mix index (discharged patients only)	1.11	1.10	1.09	1.10	1.10	1.11

Average daily census	3,892	3,778	3,638	3,842	3,787	4,131
Occupancy %	68.4	65.6	61.6	64.1	64.9	68.1

n/a - not available

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2007 Quarters				Year	First Quarter 2008
	First	Second	Third	Fourth
Nursing center data:
End of period data:
Number of nursing centers:
Owned or leased	223	223	224	224		224
Managed	4	4	4	4		4

	227	227	228	228		228

Number of licensed beds:
Owned or leased	28,481	28,477	28,719	28,621		28,371
Managed	485	485	485	485		485

	28,966	28,962	29,204	29,106		28,856

Revenue mix %:
Medicare	35	35	34	34	34	35
Medicaid	44	44	44	44	44	42
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	5
Private and other	21	21	22	22	22	18

Patient days (excludes managed facilities):
Medicare	389,354	390,142	382,527	390,907	1,552,930	409,902
Medicaid	1,405,392	1,417,578	1,441,273	1,429,155	5,693,398	1,394,925
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	79,221
Private and other	432,145	448,605	478,831	489,190	1,848,771	415,290

	2,226,891	2,256,325	2,302,631	2,309,252	9,095,099	2,299,338

Patient day mix %:
Medicare	18	17	17	17	17	18
Medicaid	63	63	62	62	63	61
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	3
Private and other	19	20	21	21	20	18

Revenues per patient day:
Medicare Part A	$406	$408	$408	$422	$411	$429
Total Medicare (including Part B)	442	444	445	458	447	461
Medicaid	152	153	156	160	155	160
Medicare Advantage	n/a	n/a	n/a	n/a	n/a	348
Private and other	231	237	237	238	236	229
Weighted average	218	220	221	227	222	232

Average daily census	24,743	24,795	25,029	25,101	24,918	25,267
Occupancy %	88.2	87.4	87.8	87.8	87.8	89.2

Rehabilitation data:
Revenue mix %:
Company-operated	74	69	68	65	68	65
Non-affiliated	26	31	32	35	32	35

n/a - not available

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2008 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	2008 Earnings Guidance Ranges
	As of May 5, 2008		As of February 19, 2008
	Low	High	Low	High
Operating income	$571	$578	$565	$571

Rent	345	345	345	345
Depreciation and amortization	124	124	122	122
Interest, net	8	8	12	12

Income from continuing operations before income taxes	94	101	86	92
Provision for income taxes	39	42	37	39

Income from continuing operations	$55	$59	$49	$53

Earnings per diluted share	$1.40	$1.50	$1.25	$1.35

Shares used in computing earnings per diluted share	39.0	39.0	39.0	39.0